                                                                    EXECUTION VERSION

         TO THE  EXTENT  THAT THIS  AIRCRAFT  LEASE  AGREEMENT  CONSTITUTES  CHATTEL  PAPER (AS  DEFINED IN THE
         UNIFORM  COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE  JURISDICTION),  NO SECURITY  INTEREST IN THIS
         AIRCRAFT LEASE AGREEMENT MAY BE CREATED THROUGH  TRANSFER OR POSSESSION OF ANY COUNTERPART  OTHER THAN
         THE ORIGINAL COUNTERPART,  WHICH SHALL BE IDENTIFIED AS THE COUNTERPART  DESIGNATED AS THE ORIGINAL ON
         THE SIGNATURE PAGE OF THIS AGREEMENT BY AFS INVESTMENTS XVI LLC

                                           AIRCRAFT LEASE AGREEMENT

                                            Dated as of May 1, 2002
                                                    between

                                            AFS INVESTMENTS XVI LLC
                                                   as Lessor

                                                      and

                                            FRONTIER AIRLINES, INC.
                                                   as Lessee

                                                 in respect of

                                           One Airbus A319 Aircraft

                                          as further identified herein
                                       ---------------------------------
                                       incorporating the provisions of a

                                            COMMON TERMS AGREEMENT
                                       ---------------------------------

                             AIRCRAFT LEASE AGREEMENT

THIS AIRCRAFT LEASE AGREEMENT is made as of May 1, 2002 and is

BETWEEN:

(1)      AFS Investments XVI LLC, a limited liability company formed under the laws of Delaware and an indirect wholly-owned subsidiary of General Electric Capital Corporation, a Delaware corporation
         ("GECC"), having its principal place of business at c/o GE Capital Aviation Services, Inc., 201 High
         Ridge Road, Stamford, Connecticut  06927 ("Lessor"); and

(2)      FRONTIER AIRLINES, INC., a corporation incorporated under the laws of Colorado with its principal place of business and chief executive office at Frontier Center One, 7001 Tower Road, Denver,
         Colorado 80249-7312 ("Lessee").

WHEREAS:

(A)      Lessee wishes to lease the Aircraft (as defined below) from Lessor, and Lessor wishes to lease the
         Aircraft to Lessee, on the terms and subject to the conditions provided herein;

(B)      GECC and Lessee have entered into the Common Terms Agreement (as defined below) in respect of aircraft that may be leased from time to time by Lessee or one of its Affiliates from Lessor or one of its Affiliates; and

(C)      Lessor and Lessee wish to incorporate by reference such Common Terms Agreement, as well as Schedules
         A and B attached hereto, into this Aircraft Lease Agreement for the Aircraft;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       INTERPRETATION
1.1      Definitions:  In this Aircraft Lease Agreement, the following capitalized words and expressions have the respective meanings set forth below:

         Agreed Lessee Modifications means any modifications or changes to the GECC A319 Baseline
         Specification as requested by Lessee and agreed by Lessor for incorporation on the Aircraft prior to
         Delivery. Lessor agreement to such modifications shall not be unreasonably withheld. All requests for any Agreed Lessee Modification shall be made no later than ten (10) months prior to the Delivery of the Aircraft.

         Aircraft means the Airframe, Engines, Parts and Aircraft Documents and Records relating to the
         Aircraft described on Schedule A hereto.

         Airframe Maintenance Adjustment shall have the meaning as set forth in Schedule B, Part VI hereof.

         Airframe 4C Check means the 4C check including 5 year structural inspections all in accordance with
         Lessee's Maintenance Program which, at a minimum, shall comply with the Manufacturer's Maintenance
         Planning Document and Manufacturer's Maintenance Review Board Report.

         Airframe 8C Check means the 8C check including 10 year structural inspections all in accordance with
         Lessee's Maintenance Program which, at a minimum, shall comply with the Manufacturer's Maintenance
         Planning Document and Manufacturer's Maintenance Review Board Report.

         Airframe Structural Check means a heavy maintenance visit which shall include but not be limited to accomplishment of either or both of an Airframe 4C Check and an Airframe 8C Check.

         Airframe 4C Supplemental Rent  and Airframe 4C Supplemental Rent Rate shall have the respective meanings set forth in Clause (a) of Schedule B, Part V hereof.

         Airframe 8C Supplemental Rent  and Airframe 8C Supplemental Rent Rate shall have the respective meanings set forth in Clause (a) of Schedule B, Part V hereof.

         Alternate Scheduled Delivery Month means one Aircraft in each of April, 2002, November, 2002,
         December, 2002, June, 2003, May, 2003, September, 2003, April, 2004, and May 2004 as alternative delivery months to a Scheduled Delivery Month; subject, however to the continued availability of any
         Aircraft in any month other than an originally Scheduled Delivery Month.

         APU Supplemental Rent and APU Supplemental Rent Rate shall have the respective meanings set forth in
         Clause (d) of Schedule B, Part V hereof.

         Common Terms Agreement means the "Aircraft Lease Common Terms Agreement" dated as of April 20, 2000 executed by GECC and Lessee (as in effect on the date hereof without, unless Lessor and Lessee otherwise expressly agree, giving any effect to any subsequent amendment, supplement, waiver or other modification thereto), and which forms part of this Aircraft Lease Agreement.

         Delivery Condition Requirements means the requirements specified in Part III of Schedule A.

         Delivery Location means Hamburg, Germany or such other location as Lessor and Lessee mutually agree.

         Deposit means all amounts payable pursuant to Section 3.1 hereof.

         Discount Rate means ten percent (10%).

         Engine LLP Supplemental Rent and Engine LLP Supplemental Rent Rate shall have the respective meanings set forth in Clause (b) of Schedule B, Part V hereof.

         Engine Refurbishment Maintenance Adjustment shall have the meaning as set forth in Schedule B, Part
         VI hereof.

         Engine Refurbishment Supplemental Rent and Engine Refurbishment Supplemental Rent Rate shall have the respective meanings set forth in Clause (c) of Schedule B, Part V hereof.

         Final Delivery Date means the date that is six (6) months after the last day of the Scheduled
         Delivery Month for the Aircraft.

         Financing Documents means any documentation reflecting a mortgage or other debt financing for the
         Aircraft as the same may be restated, refinanced, replaced or refunded, from time to time as notified by Lessor to Lessee.

         Financing Parties means the holders of any indebtedness relating to the Aircraft.

         Financing Parties' Representative means any lender under the Financing Documents, if any, and its successors or assigns.

         Guarantor means any guarantor, if any, of the Lessee's obligations hereunder.

         Indemnitee means each of Lessor, Owner, GECC, Aviation Financial Services Inc., AFS Investments XVI
         Inc., GECAS, the Financing Parties' Representative and the Financing Parties, and their successors and assigns, and each of their shareholders, members, contractors, directors, officers, representatives, agents and employees.

         Landing Gear Supplemental Rent and Landing Gear Supplemental Rent Rate shall have the respective meanings set forth in Clause (e) of Schedule B, Part V hereof.

         Maintenance Adjustment means collectively the Airframe Maintenance Adjustment,  the Engine
         Refurbishment Maintenance Adjustment, the Engine LLP Maintenance Adjustment, the APU Maintenance
         Adjustment and the Landing Gear Maintenance Adjustment payable by Lessee pursuant to Section 5.4 of the Common Terms Agreement, Section 3 of this Agreement and Schedule B, Part VI of this Agreement.

         Manufacturer means the manufacturer of each of the Airframe or an Engine, as the case may be, as set forth on Schedule A hereto.

         Owner means Lessor or such other entity as notified by Lessor to Lessee in writing in accordance with the terms of the Lease, including Section 14 of the Common Terms Agreement.

         Redelivery Location means Denver, Colorado, or such other location on Lessee's route system within the Continental United States as Lessor shall advise Lessee in writing at least 30 days prior to the
         Expiry Date; provided that, if an Event of Default has occurred and is continuing, such notice may be delivered on the Expiry Date.

         Rent means all amounts payable pursuant to Section 3.2 hereof for the Aircraft.

         Rent Commencement Date means the date on which Lessor tenders the Aircraft for Delivery to Lessee in accordance with Clause 4.3(a) of the Common Terms Agreement.

         Scheduled Delivery Date means the date notified by Lessor to Lessee in accordance with Clause 4.1(a)
         of the Common Terms Agreement for the delivery of the Aircraft in the Scheduled Delivery Month.

         Scheduled Delivery Month means June, 2002.

         Scheduled Expiry Date means the date immediately preceding the date corresponding to the Delivery
         Date in the month that is the one hundred forty-fourth (144th) month after the Delivery Date for the
         Aircraft, which date shall be specifically set forth in the Lease Supplement for the Aircraft.

         State of Registry means United States.

         Supplemental Rent means, as applicable, all amounts payable under the Lease in respect of each of
         Airframe Supplemental Rent, Engine Supplemental Rent, APU Supplemental Rent and Landing Gear
         Supplemental Rent.

         Supplemental Rental Cap shall have the meaning set forth in Schedule B, Part V hereof.

         Tax Indemnitee means each of Owner, Lessor, Financing Parties' Representative, and each member of the consolidated group of which Lessor or Owner is a member for United States Federal Income Tax purposes, and their successors and assigns. For purposes of the foregoing sentence, where the Owner or Lessor is a pass-through entity for Federal income tax purposes, Tax Indemnitee shall include the consolidated group in which the taxable income or loss of the Owner or Lessor is reported for
         Federal income tax purposes.

1.2      Interpretation:  Unless otherwise defined herein, words and expressions defined in the Common Terms
         Agreement have the same respective meanings for the purposes of this Aircraft Lease Agreement.  The construction provisions of Section 1.2 of the Common Terms Agreement shall apply to this Aircraft
         Lease Agreement.

2.       LEASING
2.1      Agreement to Lease:  Subject to the terms and conditions of the Lease, Lessor will lease the
         Aircraft to Lessee and Lessee will take delivery of and lease the Aircraft from Lessor in accordance with the Lease for the duration of the Term for the Aircraft.

2.2      Term:  Subject to Sections 4.1 through 4.4 of the Common Terms Agreement, Delivery of the Aircraft
         will occur at the Delivery Location, whereupon Lessee shall accept the Aircraft hereunder by executing and delivering a Lease Supplement substantially in the form of Lease Supplement No. 1 as provided in Section 4.3 of the Common Terms Agreement.  The Term for the Aircraft will commence on the Delivery Date, which Delivery Date is scheduled to occur on the Scheduled Delivery Date, and will expire on the Scheduled Expiry Date unless terminated earlier in accordance with the provisions of the Lease.

3.       PAYMENTS
3.1      Deposit and Letter of Credit:  Lessee shall pay to Lessor the Deposit in cash or by Letter of Credit
         (to which Deposit Sections 5.12 and 5.13, as applicable, of the Common Terms Agreement shall apply)
         in the amount and at the times provided in Schedule B hereto.

3.2      Rent: Lessee shall pay Rent for the Aircraft to Lessor on each Rent Date during the Term in the amount determined in accordance with Schedule B hereto and as provided in Sections 5.2 and 5.3 of the Common Terms Agreement.  The first instalment of Rent shall be due and payable on the Rent
         Commencement Date for the Aircraft as defined herein. Provided no Event of Default has occurred and is continuing, (i) during the first five Rental Periods, Lessor shall grant Lessee a credit in an amount equal to the Initial Aircraft Rental Credit.  The Initial Aircraft Rental Credit shall be applied against the Rent for the Aircraft then due and payable for the applicable Rental Periods as set forth above following the Aircraft Delivery Date or in such other manner as Lessor and Lessee may agree.

3.3      Supplemental Rent and Maintenance Adjustment: Lessee shall pay (a) Supplemental Rent for the
         Aircraft to Lessor on each applicable date during the Term in accordance with Section 5.4 of the
         Common Terms Agreement and in the amounts provided in Schedule B hereto; and (b) the Maintenance
         Adjustments for the Aircraft to Lessor on the Return Occasion in the amounts provided in Schedule B hereto and as provided in Section 5.4 of the Common Terms Agreement. Lessor shall retain all
         Supplemental Rent and Maintenance Adjustments, subject to Section 3.4 below. Lessee's obligation to pay Supplemental Rent for the Aircraft shall be suspended when the Supplemental Rental Cap has been reached. The Supplemental Rental Cap for the Aircraft shall be maintained during the Term and increased from time to time by an amount equal to any Lessor Maintenance Contribution made by Lessor with respect to the Aircraft, whereupon Lessee shall recommence payment of  Supplemental Rent until the Supplemental Rental Cap for the Aircraft shall again have been reached.

3.4      Lessor's Maintenance Contribution: Lessor shall make Maintenance Contribution payments as and to the extent provided in Section 7.2 of the Common Terms Agreement.

3.5      Lessor's Bank Account:  For the purposes of Section 5.5 of the Common Terms Agreement, Lessor's bank account and wire transfer particulars, to which all payments to Lessor shall be made, are at the date hereof, Bankers Trust Company, ABA number 021 001 033 for the account of GE Capital Aviation
         Services, Inc., as Manager, Account No. 50 234 585, Ref. MSN 1759.

4.       CONDITION OF THE AIRCRAFT AT DELIVERY
4.1      On the Delivery Date, as a condition to Lessee's obligation to accept delivery thereof, the Aircraft shall be in the condition provided in Part III of Schedule A hereto.

5.       CONDITION OF THE AIRCRAFT AT REDELIVERY
5.1      On the Return Occasion for the Aircraft, Lessee shall redeliver the Aircraft to Lessor at the
         Redelivery Location and at such redelivery the Aircraft shall be in the condition provided in Part
         IV of Schedule A hereto and in the Common Terms Agreement, including Schedule 6 of the Common Terms
         Agreement.

6.       ADDRESSES FOR NOTICES
         The addresses and facsimile and telephone numbers of Lessor and Lessee are as follows:

         Lessor:           AFS Investments XVI LLC
                           c/o GE Capital Aviation Services, Inc.
                           201 High Ridge Road
                           Stamford, CT  06927

         Attention:        Contracts Leader
         Facsimile:        (203) 357-3201
         Telephone:        (203) 357-4482

         Lessee:           Frontier Airlines, Inc.
         Address: Frontier Center One
                           7001 Tower Road
                           Denver, Colorado 80249-7312

         Attention:        General Counsel
         Facsimile:        (720) 374-4375
         Telephone:        (720) 374-4512

7.       THE SCHEDULES AND COMMON TERMS AGREEMENT
         All the provisions of Schedule A, Schedule B and the Common Terms Agreement are incorporated by reference herein and are part of this Aircraft Lease Agreement as if they were set out in full herein.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY ITS SIGNAUTE BELOW, THE LESSEE
         ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE AIRCRAFT HEREUNDER IS ON AN "AS IS, WHERE IS"
         BASIS AND THAT THE DISCLAIMERS, EXCUPLATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE
         CHOICE OF NEW YORK, AND THE WAIVER OF ANY RIGHT TO A TRIAL BY JURY PROVIDED FOR IN THE COMMON
         TERMS AGREEMENT ARE INCORPORATED HEREIN BY SUCH REFERNCE AND ARE PART OF THIS AGREEMENT AS IF
         THE SAME WERE SET OUT IN FULL HEREIN.

8.       RIGHTS AND REMEDIES. The exercise by Lessor of its rights and remedies pursuant to Section 13.2 of the Common Terms Agreement is subject to Part VII of Schedule B of the Lease.

9.       No amendment except in writing
         No provision of this Lease, including any provision of Schedule A, Schedule B or the Common Terms
         Agreement, may be amended, rescinded, changed, waived, discharged, terminated or otherwise modified in any way whatsoever, except by a writing signed by the party to be charged.  Lessor and Lessee acknowledge their agreement to the provisions of this Section 9 by their initials below:

         Lessor: ____________________       Lessee: ____________________

IN WITNESS WHEREOF, the parties hereto have executed this Aircraft Lease Agreement, each by their duly authorized representative(s), as of the date shown at the beginning of this Aircraft Lease Agreement.

LESSOR:                                     LESSEE:

AFS INVESTMENTS XVI LLC                     FRONTIER AIRLINES, INC.

By:      AFS INVESTMENTS XVI INC.
         its sole member

By:      __________________________         By:      __________________________

Name:    __________________________         Name:    __________________________

Title:   __________________________         Title:   __________________________

                                                  SCHEDULE A

                                    PART I-Airframe and engines description

AIRFRAME

         Manufacturer:              Airbus

         Model:                     A319-100

         Serial Number:             1759

         MTOW                       154,300 pounds

ENGINES (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower)

         Engine Type:               CFM56-5B5/P

         Serial Nos:                To be advised at Delivery and included in the Lease Supplement.

The serial numbers stated under "Aircraft" and "Engines" above are those advised to Lessor by the
Manufacturer.  If the Manufacturer advises of any change to any serial number, the new number will be deemed inserted under "Serial Number" under "Aircraft" and "Engines" above, as the case may be, above.

                                                  SCHEDULE A

                                          PART II-AIRCRAFT DOCUMENTS

MANUALS AVAILABLE (headlines)

1 - ENGINEERING DOCUMENTS

2 - MAINTENANCE & ASSOCIATED MANUALS

3 - MISCELLANEOUS PUBLICATIONS

4 - OPERATIONAL MANUALS AND DATA

5 - OVERHAUL DATA

6 - STRUCTURAL MANUALS

     MANUALS AVAILABLE (detailed)                  Abbr       Form     Type     Qty.    Delivery

1.   ENGINEERING DOCUMENTS

  Process and Material Specification              PMS        F      E        1       0***

     Standards Manual                                SM         F      E        1       -90

2.   MAINTENANCE & ASSOCIATED MANUALS

  APU Build-up Manual                             ABM        P2     E        2       -90

     Aircraft Maintenance Manual                     AMM        F      C        10      0 to +90

                                                                MF     C        1       0 to +90

     Aircraft Time Limits/Maintenance Checks         TLMC       P2     C        3       90

     Aircraft Schematics Manual                      ASM        F      C        10      0 to +90

                                                                MF     C        1       0 to +90

     Aircraft Wiring Manual                          AWM        F      C        5       0 to +90

                                                                MF     C     1          0 to +90

     Aircraft Wiring Lists                           AWL        F      C     5          0 to +90

                                                                MF     C     1          0 to +90

     Consumable Material List                        CML        P2     E     1          -90

     Duct Repair Manual                              DRM        P2     E     1          90***

     Fuel Pipe Repair Manual                         FPRM       P2     E     1          90***

     Illustrated Parts Catalog (Airframe)            IPC        F      C     10         0 to +90

                                                                MF     C     1          0 to +90

     Illustrated Parts Catalog (Power Plant)**PIPC   F          C      10    0 to +90

                                                                MF     C     1          0 to +90

     Illustrated Tools and Equipment Manual          TEM        P2     E     3          -180

     Maintenance Facility Planning                   MFP        P2     E     2          -360

     Maintenance Planning Document                   MPD        P2     P     1          -180

                                                                       E     3          -90

     Power Plant Build-up Manual**                   PBM        P2     C     2          -90

     Support Equipment Summary                       SES        P1     E     2          -180

     Tool and Equipment Drawings                     TED        AC     E        1       -180

     Tool and Equipment Index                        TEI        P2     E        2       360

     Tool and Equipment Bulletins                    TEB        P1     E        3       0

     Trouble Shooting Manual                         TSM        F      C        10      0 to +90

                                                                MF     C        1       0 to +90

3.   MISCELLANEOUS PUBLICATIONS

     Airplanes Characteristics for Airport Planning  AC         P2     E        2       -360***

     Aircraft Recovery Manual                        ARM        P2     E        2       0***

     Cargo Loading System Manual                     CLS        P2     E        2       -90

     Crash Crew Chart                                CCC        P1     E        5       -180

     List of Radioactive and Hazardous Elements      LRE        P2     E        1       90***

     List of Applicable Publications                 LAP        P1     C        1       -180

     Livestock Transportation Manual                 LTM        P2     E        1       90***

     Service Bulletin                                SB         P2     C        2       0

                                                                F      E        1       -90

     Technical Publications Combined Index           TPCI       D      E        1       -90

     Service Information Letters                     SIL        P1     E        1       0

     Transportability Manual                         TM         P1     E        1       -90***

     Vendor Information Manual                       VIM        D      E        1       360

     Vendor Information Manual GSE                   VIM/GSE    P2     E        2   360

The  quantities  listed  below are in addition to the set of one copy of each  operational  manual to be delivered with the Aircraft (except PEP/PPM).

4.   OPERATIONAL MANUALS AND DATA

     Quick Reference Handbook                        QRH        P2     C        3       -90

     Flight Crew Operating Manual                    FCOM       P2     C        3       0

     Flight Manual                                   FM         P2     C        1       -90

                                                                       C        3       0

     Master Minimum Equipment List                   MMEL       P2     C        3       0

     Performance Engineering Program                 PEP        MT     C        1       -90

                                                                D      C        1       -90

     Performance Program Manual                      PPM        P2     C        3       90

     Weight and Balance Manual                       WBM        P2     C        3       0

5.   OVERHAUL DATA

    Component Documentation Status                  CDS        D            C    1     180***

     Component Evolution List                        CEL        P2           E    1     ***

     Cable Fabrication Manual                        CFM        P2           E    1     90***

     Component Maintenance Manual Airframe

     Manufacturer                                    CMMM       F            E    2     -180 to +180*

6.   STRUCTURAL MANUALS

    Nondestructive Testing Manual                 NTM        P2           E      2   -90***

     Structural Repair Manual                      SRM        F            E      2   -90***

**      Supplied by the Propulsion Systems manufacturer.

***      Optional.  Delivered as follow-on for CDS.

MANUAL FORMAT AND TYPE IDENTIFICATION

FORM              AC         APERTURE CARD.  Refers to 35mm film contained in punched aperture cards.

                  D          FLOPPY DISK 3"1/2

                  F          MICROFILM.  Refers to 16mm roll film on 3M type cartridges.

                  MF         MASTER FILM.  Refers to thick diazo film suitable for further reproduction.

                  MP         Refers to paper  printed one side,  unpunched  quality  shall be suitable for further reproduction or microfilming.

                  MT         MAGNETIC TAPE

                  P1         PRINTED  ONE SIDE.  Refers to  manuals  in paper with print on one side of the sheets only.

                  P2         PRINTED BOTH SIDES.  Refers to manuals with print on both sides of the sheets.

TYPE              C          CUSTOMIZED.  Refers to manuals which are customized.

                  E          ENVELOPE.  Refers to manuals which are not customized.

                  P          PRELIMINARY.  Refers to preliminary data or manuals which may consist of:

                  o   either one time issue not maintained by revision service, or

                  o   preliminary issues maintained by revision service until final manual or data delivery, or

                  o   supply of best  available  data under  final  format  with  progressive  completion  through revision service.

DELIVERY          Manual  delivery is expressed  either as the number of days prior to delivery of the Aircraft or as nil (0),  which  designates  the date of  delivery  of the  Aircraft.  It is agreed  that the number of days indicated will be rounded up to the next regular revision release date.

                                                  SCHEDULE A

                                   PART III-DELIVERY CONDITION REQUIREMENTS

Set forth below is a description of the condition in which the Aircraft must be in order for Lessee to be obligated to accept the Aircraft under the Lease.  It is solely a description of such condition precedent and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Aircraft or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth in the Lease, including in the Common Terms Agreement.

Delivery Condition Requirements:

1.       The "Delivery Condition Requirements" for the Aircraft are as follows:

         On Delivery, the Aircraft shall

(i)      be new, ex factory and painted in Lessee's livery;

(ii)     have a valid Export Certificate of Airworthiness for the United States;

         (iii)    have an issued FAR 121 Compliance Statement from the Manufacturer;

         (iv)     on or prior to the Delivery Date, have had accomplished all outstanding mandatory service bulletins, Airworthiness Directives and similar requirements applicable to the Aircraft having a compliance date prior to the Delivery Date or within 180 days after the Delivery
                  Date and which are required by the State of Design, the FAA or the Manufacturer.

(v)               and otherwise be in the condition required for delivery pursuant to each of two Purchase
                  Agreements, dated July 16, 1996 and September 29, 1998, respectively, each between the
                  Manufacturer and GE Capital (each a "Purchase Agreement" and together, the "Purchase
                  Agreements") and the Airbus Aircraft Specification Number D.000.0200, Issue Number 4, dated
                  April 30, 1995, except as amended by change orders initiated by Lessor under the terms of the Purchase Agreement, including as modified to include the additional GECC baseline SCNs in accordance with the GECC A319 baseline specification Issue 1 (the "GECC A319 Baseline
                  Specification.")

2.       Modifications (a) The Agreed Lessee Modifications shall be accomplished pre-delivery at the sole cost and expense of Lessee. Lessor shall use reasonable efforts to accomplish all Agreed Lessee
         Modifications prior to Delivery.  Cost of all Agreed Lessee Modifications, including charges for any
         "out of sequence production", shall be invoiced to Lessee upon Lessor's receipt of invoice applicable to each individual Agreed Lessee Modification from the relevant third party vendor.  If
         Lessor notifies Lessee that any Agreed Lessee Modification cannot be accomplished prior to the
         Delivery Date, including without limitation any delays in accomplishing such Modifications caused by failure of Lessee to deliver any materials or parts to the Manufacturer by the required on-dock dates as advised by Manufacturer, such Agreed Lessee Modification shall be excluded from the
         Delivery Condition Requirements.

         (b)  Cost Adjustment.  Lessor and Lessee agree that if all fees, costs and expenses invoiced to
         Lessor directly attributable to the Agreed Lessee Modifications, including without limitation, the order, purchase, delivery and installation on the Aircraft of the galleys, seats, avionics, APU and wheels and brakes (collectively, the "BFE/SFE") selected by Lessee as part of the Agreed Lessee
         Modifications are less than such fees, costs and expenses invoiced to Lessor for the BFE/SFE selected by Lessor as part of the GECC A319 Baseline Specification, then upon the delivery of the
         Aircraft, Lessor shall pay to Lessee the difference between (i) the Lessee selected BFE/SFE , pro-rata for such Aircraft leased by Lessee from Lessor, and (ii) the Lessor selected BFE/SFE for such Aircraft.  Lessee acknowledges that Lessor is subject to confidentiality agreements with its vendors relating the price of the above referenced BFE/SFE.  Lessor shall certify to Lessee the net difference between the costs of Lessee selected BFE/SFE if less than the Lessor selected BFE/SFE.

         (c )  Specification Credit.  Lessee has requested that the items listed below in this clause (c )
         (the "Listed Items") be removed from the GECC A319 Baseline Specification and not be included in the
         Aircraft.  Lessor shall, in its discretion, determine whether each Listed Item is, or is not, removed from the Aircraft.  In consideration thereof, Lessee hereby receives a credit for the
         Aircraft in the amount of One Hundred Twenty-five Thousand Dollars ($125,000) (the "Specification
         Credit") (i) first, against any amounts due and payable by Lessee to Lessor relating to the cost of any additions to the GECC A319 Baseline Specification selected by Lessee; (ii) second, to the extent any Specification Credit remains, against any amounts due and payable by Lessee to Lessor relating to the cost of any increase in BFE or SFE not already included in the GECC A319 Baseline
         Specification and (iii) third, to the extent any Specification Credit remains, against any amounts due and payable by Lessee to Lessor under this Agreement.  No Listed Items shall be included in the cost adjustments provided in clause 2 (b) above.

                                                     Listed Items:

Ozone Catalytic Converters                           (G8EO2J1011101S1H)

HF LRU                                               (G8E23J1113004S1H)

Third Radio Management Panel                         (G8E23J1310102S1H)

System Prov. For Audio Pax Entertainment Sys.        (G8E23J3670000G1H)

System Provisions for PES  Video                     (G8E23J3670000G1H,

                                                      G8E23J3610501S1H)

Lav. D Mod. for Stretcher Loading                    (G8E25J2070000G1H)

Prov. For Mech. Bulk Loading                         (G8E25J5231501S1H,

System in Fwd. And Aft Cargo Holds                    MCG8E25.52.003J1MO1)

                                                  SCHEDULE B
                                               COMMERCIAL TERMS

         Lessor and Lessee hereby agree that the definitions and other commercial and financial terms set forth in this Schedule B shall apply to the leasing of the Aircraft under the Lease.

         In addition, Lessor and Lessee understand and agree that the commercial and financial information contained in this Schedule B are considered by Lessor and Lessee as proprietary and confidential.  Lessor and
Lessee each hereby agree, and any of their assignees, upon becoming such shall agree that it will treat this
Schedule B as proprietary and confidential and will not, without the prior written consent of the other, disclose or cause to be disclosed, the terms hereof or thereof to any Person, except to its agents, representatives, advisors, employees, counsel, underwriters, auditors, investors, financing parties and head lessors as necessary or appropriate for the leasing transaction which is the subject hereof, or except (a) as may be required by applicable Law or pursuant to an order, or a valid and binding request, issued by any court or other Government Entity having jurisdiction over Lessor, Lessee or the assignee of either of them, as the case may be, or (b) as necessary to enable Lessor or its assignee to make transfers, assignments or other dispositions to potential transferees, assignees or participants of its interest in and to the Lease.

         In connection with any such disclosure or any filing of the information contained herein or therein pursuant to any such applicable Law, Lessor, Lessee or the assignee of either of them, as the case may be, shall request and use its best reasonable efforts to obtain confidential treatment of this Schedule B and the other party will cooperate in making and supporting any such request for confidential treatment.

PART I   PART I-CASUALTY OCCURRENCE DEFINITIONS

         Agreed Value means $33,500,000.

         Damage Notification Threshold means $500,000.

         Deductible Amount means $750,000; provided that the Deductible Amount shall not be higher than the lowest deductible carried on any hull insurance policy maintained in respect of any Airbus A319 series 100 aircraft in Lessee's fleet which is leased, purchased, financed or refinanced after June
         8, 2000.

         Minimum Liability Coverage means $600,000,000.

PART II  DEPOSIT; LC AMOUNT; INTEREST RATE

         Deposit means, for the purposes of Section 3.1 of the Aircraft Lease Agreement, $411,800, one-half of which shall have been paid on or before the date hereof; and the balance of which shall be paid no later than 30 days prior to Delivery of the Aircraft; provided, however, that Lessee may elect to provide Lessor with a Letter of Credit in an amount, from a financial institution and otherwise in form and substance, reasonably acceptable to Lessor.  Lessee acknowledges and agrees that it is not located in the State of New York within the meaning of Section 7-101 1-c(b) of the New York General
         Obligations Law, and therefore the requirements of Section 7-101 of the New York General Obligations
         Law do not apply to the Deposit.

         Initial Aircraft Rental Credit means, an amount equal to $1,000,000.

         Interest Rate:  The Interest Rate shall be the "prime rate" as quoted in the Wall Street Journal from time to time during the applicable period plus one and one-half percent (1.5%) per annum, but not to exceed the maximum amount permitted by Law.

         LC Amount means, for the purposes of Section 3.1 of the Aircraft Lease Agreement, the amount of the
         Deposit secured by a Letter of Credit.

         Pre-Delivery Termination Value means $2,500,000.00.

         Quotation Date means the day two Business Days before the Scheduled Delivery Date.

PART III RENT

         Assumed Rent means (i) for the first twelve (12) Rental Periods $205,900; (ii) for Rental Periods 13
         through 24 $215,900; and (iii) for each Rental Period thereafter, $225,900.  The foregoing amounts are based upon the Manufacturer's Aircraft Price in June, 1999 and an eight year swap rate between
         6.05% and 6.83%.  The Assumed Rent shall be (A) increased by an amount equal to $3,230 per month if
         Lessee elects to pay the Deposit pursuant to a Letter of Credit and (B) increased by (i) $8,000 per month if Lessee elects, upon no less than 14 months prior written notice, to reschedule Delivery of the Aircraft to any Alternate Scheduled Delivery Month in lieu of the current Scheduled Delivery
         Month as herein defined or (ii) $16,000 per month if Lessee elects, upon no less than 14 months prior written notice, to reschedule Delivery of the Aircraft to a month which is not a Scheduled
         Delivery Month or an Alternate Scheduled Delivery Month.

         Rent. The Rent payable in respect of each Rental Period during the Term shall be payable in 144 consecutive monthly installments, in advance on each Rent Date, with each such installment equal to an amount calculated as follows:

         Rent = (A x B + ([S-X] x [N x B])) where:

         A        is the Assumed Rent for the applicable Rental Period;

         X        means the assumed 8-year U.S. Dollar Swap rate expressed as a number determined as follows:
                  (i) ifs is less than or equal to 6.05%, then X is equal to 6.05%, (ii) ifs is greater than
                  6.05% and less than 6.83%, then X is equal to S, and (iii) ifs is equal to or greater than
                  6.83%, then X is equal to 6.83%;

         S        is (i) the actual 8 year Dollar swap rate ("Open" rate per Bloomberg screen "IRSB" )
                  expressed as a number and obtained by Lessor on the Quotation Date: or, if on the Quotation
                  Date the Bloomberg Screen "IRSB" is not available or does not display rates for the required period, the 8-year Dollar swap rate quoted on the applicable Reuters page, expressed as a number and obtained by Lessor on the Quotation Date; or (ii) the sum of(a)
                  the actual 8 year Dollar swap rate as set forth in (i) above fixed on a date, at Lessee's option, which is earlier than title Quotation Date upon 30 days' prior written notice to
                  Lessor; and (b) 15 basis points for each year from the effective date of such notice (which effective date shall be 30 days after the date of such notice) until the Scheduled Delivery
                  Date, pro rated for any partial year;

         N        is $12,900; and

         B        is 1 + (Gl - G2)/G2, rounded to the nearest five (5) places of decimals, where:

                  Gl       is the Manufacturer's Gross Invoice Price for the Aircraft on the basis of delivery of the Aircraft on the Delivery Date; provided, however, that G1 shall not be disclosed by Lessor to Lessee and

                  G2       is the Manufacturer's Gross Invoice Price for the Aircraft which would apply if the Aircraft were delivered in June 1999; provided, however, that G2 shall not be disclosed by Lessor to Lessee.

PART IV  [INTENTIONALLY OMITTED]

PART V   SUPPLEMENTAL RENT

         The Supplemental Rent payable will be determined with reference to the following:

         Airframe Supplemental Rent means all (i) Airframe 4C Supplemental Rent and (ii) Airframe 8C
         Supplemental Rent in each case payable by Lessee pursuant to Clause (a) below.

         Annual Supplemental Rent Adjustment means (3%.)

         APU Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (d) below.

         Assumed Ratio Adjustment:  For the purposes of Section 5.4 of the Common Terms Agreement, Assumed
         Ratio means a 2.5 hour to one cycle ratio (2.5:1) and any adjustment pursuant to Clause 5.4 shall be based on the following table:

         Airbus A319 Aircraft -         0.5/1           1.0/1           1.5/1          2.0/1           2.5/1          3.0/1
         FH/CYC Ratio

         Airframe 4C                      $32             $32             $32            $32             $32            $32
         Supplemental Rent Rate

         Airframe 8C                      $12             $12             $12            $12             $12            $12
         Supplemental Rent Rate

         Engine Refurbishment            $128             $88             $73            $65             $62            $59
         Supplemental Rent Rate

         Engine LLP Supplemental         $115             $52.5           $35            $26             $21            $17.5
         Rent Rate

         APU Supplemental Rent            $39             $20             $13             $9              $7             $9
         Rate

         Landing Gear                     $39             $20             $13             $9              $7             $6
         Supplemental Rent Rate

         Assumed Utilization means an annual utilization of  3,500 hours per annum.

         Engine Supplemental Rent means all (i) Engine LLP Supplemental Rent payable by Lessee pursuant to
         Clause (b) below, and (ii) Engine Refurbishment Supplemental Rent payable by Lessee pursuant to
         Clause (c) below.

         Landing Gear Supplemental Rent means all Supplemental Rent payable by Lessee pursuant to Clause (e)
         below.

         Supplemental Rent equals each of the following amounts:

(a)      Airframe: in respect of each Airframe 4C Check, $32 ("Airframe 4C Supplemental Rent Rate") for each
         Flight Hour operated by the Aircraft during each calendar month during the Term ("Airframe
        4C Supplemental Rent") and Airframe 8C Check, $12 ("Airframe 8C Supplemental Rent Rate")
         for each Flight Hour operated by the Aircraft during each calendar month during the Term
         ("Airframe 8C Supplemental Rent");

(b)      Engine Life-Limited Parts: in respect of the life-limited Parts for each Engine installed on the
         Airframe, $21 ("Engine LLP Supplemental Rent Rate") for each Flight Hour operated by that
         Engine during each calendar month during the Term ("Engine LLP Supplemental Rent");

(c)      Engine Refurbishment: in respect of each Engine installed on the Airframe, $62 ("Engine
        Refurbishment Supplemental Rent Rate") for each Engine Flight Hour (or fraction thereof)
         operated by that Engine during each calendar month during the Term ("Engine Refurbishment
        Supplemental Rent");

(d)      APU: in respect of the APU Airframe, $7 ("APU Supplemental Rent Rate") for each Flight Hour operated by the APU during each calendar month during the Term ("APU Supplemental Rent"); and

(d)      Landing Gear: in respect of the Landing Gear, $7 ("Landing Gear Supplemental Rent Rate") for each
         Flight Hour operated by the Landing Gear during each calendar month during the Term
         ("Landing Gear Supplemental Rent").

Supplemental Rental Cap means an aggregate amount of all Supplemental Rent paid in respect of the
Aircraft during the Term in an amount equal to the sum of (i) $2,500,000 plus (ii) the amount of all
Maintenance Contributions made by Lessor in respect of the Aircraft.

PART VI  RETURN CONDITION DEFINITIONS; MAINTENANCE PAYMENTS AT REDELIVERY; AIRWORTHINESS DIRECTIVE SHARING
            PAYMENTS

         DEFINITIONS:

         Engine Cycles Restriction means 3,500 Engine Cycles.

         Engine Flight Hours Restriction means 4,000 Engine Flight Hours.

         Engine Refurbishment means all scheduled and unscheduled off-the-wing Engine maintenance and repair accomplished for each module in accordance with the performance restoration, minimum restoration or full overhaul sections of the Manufacturer's workscope planning guide and including performing the following for each of the modules, for each of the Engines:

                  Hot Section Module means the combustor, combustor casing, HPT nozzle, HPT rotor, LPT nozzle
                  (stage one).

                  Hot Section Module Refurbishment means, with respect to any Engine, the accomplishment of a
                  "Performance Level" refurbishment, per the CFMI Workscope Planning Guide, of the Hot Section
                  Module including the complete inspection and repair as necessary per the shop manual of the combustor, combustor casing, high pressure turbine nozzle section, high pressure turbine rotor, and low pressure turbine nozzle stage 1 in an engine repair/overhaul station, including (without limitation) complete unstacking of the high pressure turbine; de-blading of discs; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for tip condition, blade length and cracking.
                  Repair or replacement of all blades below minimum with new or refurbished blades; blade-up of discs using new lock plates; assembly of rotors in the turbine; balance of all rotors;
                  installation of rotor in the Engine.

                  HPC Module means the high pressure compressor rotor and the high pressure compressor forward and aft stator .

                  HPC Module Refurbishment means, with respect to any Engine, the accomplishment of a
                  "Performance Level" refurbishment, per the CFMI Workscope Planning Guide, of the HPC Module
                  including the completion of the following:  complete unstacking of the high pressure compressor and complete shop manual inspection; of the forward and aft stator cases, de-blading discs; visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions, cracking; and
                  erosion on leading and trailing edges; repair or replacement of blades below minimum;
                  inspection and repair of stators as necessary; blade-up of discs using new lock plates;
                  assembly of rotor in the compressor; balance of all rotors; and installation of rotor in the
                  Engine..

                  Fan and Booster Module means the fan rotor and booster, the number 1 and 2 bearing support, inlet gearbox and number 3 bearing assembly, and the fan frame assembly.

                  Fan and Booster Module Refurbishment means, with respect to any Engine, the accomplishment of a "Minimum Level" refurbishment, per the CFMI Workscope Planning Guide, of the fan and
                  booster module including the completion of the following: removal from engine and shop manual inspection of fan/booster assembly, removal and shop manual inspection of fan blades, booster blades, and spacers.  The fan disk should be separated from the booster spool only for cause. Visually inspect the exposed areas of the fan disk and booster spool. Recontour fan blades, inspection of all blades for proper chord dimensions and cracking; repair or replacement of blades below minimum; inspection and repair of stators as necessary; blade-up of discs using new lock plates; assembly of rotors in the compressor; balance of all rotors;
                  installation of rotor in the Engine..

                  LPT Module means the low pressure turbine, LPT shaft, and LPT Frame.

                  LPT Module Refurbishment means, with respect to any Engine, the accomplishment of a "Minimum
                  Level" refurbishment, per the CFMI Workscope Planning Guide, of the LPT Module including the complete visual inspection and repair as necessary of the low pressure turbine module of an
                  Engine in an engine repair/overhaul station, including (without limitation) complete unstacking of the low pressure turbine; complete visual inspection; de-blading of discs ;
                  visual inspections of all discs; verification that all snap diameters on discs are within limits; inspection of all blades for proper chord dimensions and cracking; repair or replacement of all blades below minimum; inspection and repair of stators as necessary;
                  blade-up of discs using new lock plates; assembly of rotors in the turbine; balance of all rotors; and installation of rotor in the Engine.

                  Accessory Drive Module means the Transfer Gearbox and Accessory Gearbox.

                  Accessory Drive Module Refurbishment means with respect to any engine the inspection and repair per shop manual.

         Minimum APU Limit means 1,500 Flight Hours since the last gas path refurbishment.

         Minimum Component Calendar Life means 12 months.

         Minimum Component Cycles means 1,600 Cycles

         Minimum Component Flight Hours means 3,200 Flight Hours

         Minimum Engine Cycles means 3,500 Cycles.

         Minimum Engine Flight Hours means 4,000 Flight Hours.

         Minimum Landing Gear Calendar Time means 18 months

         Minimum Landing Gear Cycles means 3,500 Cycles.

         Minimum Landing Gear Flight Hours means 4,000 Flight Hours.

         Minimum Measurable Fuel Requirement means the amount of fuel as at Delivery.

         Redelivery "C" Check means the next sequential Block `C' check in accordance with the Lessee's
         Maintenance Program including those bridging tasks identified in the Manufacturer's Maintenance
         Planning Document, Appendix J, to bridge the Aircraft back to a block program and "Block `C'
         Structural Check" with at least 4,000 Flight Hours remaining to the next "C" or higher check.

         AD Sharing

         AD Threshold means $100,000.

         If any Airworthiness Directive is issued by the FAA for which terminating action is required to be performed by Lessee pursuant to Section 8.10(c)(ii) of the Common Terms Agreement and FAR Part 121
         and if the actual cost incurred by Lessee (as documented in the same manner and paid within the same time as required under Section 7.2 of the Common Terms Agreement for a Maintenance Contribution
         payment by Lessor) in performing or causing to be performed such Airworthiness Directive exceeds the
         AD Threshold, Lessor shall, following receipt of the invoice in such amount and provided no (i)
         Default relating to any payment under the Lease or (ii) any other Event of Default has occurred and is continuing, reimburse to Lessee an amount calculated in accordance with the following formula:

                  A-B* (C-D)/C where:

                  A = Total actual invoiced cost of such Airworthiness Directive.

                  B = AD Threshold.

                  C = 96 months.

                  D = Months remaining to the Scheduled Expiry Date.

MAINTENANCE ADJUSTMENTS:

Maintenance Adjustment:  In respect of each calendar month (or part thereof) during the Term, Lessee will pay to Lessor at the end of the Term in accordance with Section 5.4 of the Common Terms Agreement and Section 3.3
of this Agreement the following Maintenance Adjustments:

(a)  Airframe Maintenance Adjustment:  in respect of the Airframe 4C Check and Airframe 8C Check, upon redelivery of the Aircraft to Lessor (but not after the occurrence of an Event of Loss with respect to the Aircraft), Lessee shall pay to Lessor for each Flight Hour since new or since the last Airframe
     Structural Check, as applicable, an amount equal to (i)(A) the number of Flight Hours on the Airframe since new or since the last Airframe Structural Check, as applicable, multiplied by (B) the Airframe 4C
     Supplemental Rent Rate less (C) the Remaining Airframe 4C Supplemental Rent and an amount equal to
     (ii)(A) the number of Flight Hours on the Airframe since new or since the last Airframe Structural
     Check, as applicable, multiplied by (B) the Airframe 8C Supplemental Rent Rate less (C) the Remaining
     Airframe 8C Supplemental Rent (collectively, the "Airframe Maintenance Adjustment").

(b)  Engine Refurbishment Maintenance Adjustment: in respect of each Engine, upon redelivery of the Aircraft to Lessor (but not after the occurrence of an Event of Loss with respect to the Aircraft or any Engine), for any life used since new or since the latest Engine Refurbishment of each defined module (as further described below, each a "Defined Module") in accordance with the applicable percentage, whichever is less, to the date of Redelivery, Lessee shall pay to Lessor an amount equal to (i) for each Engine
     Flight Hour (or fraction thereof) operated by that Engine in the aggregate during each calendar month during the Term since new or since the last Engine Refurbishment multiplied by (ii) the Engine
     Refurbishment Supplemental Rent Rate less (iii) Remaining Engine Refurbishment Supplemental Rent (the
     "Engine Refurbishment Maintenance Adjustment"). For purposes of this Clause, Defined Modules shall include each of the Combustion Chamber/ High Pressure Turbine (38% of the Engine Refurbishment
     Supplemental Rent Rate); High Pressure Compressor (33% of the Engine Refurbishment Supplemental Rent
     Rate); the Low Pressure Turbine (16% of the Engine Refurbishment Supplemental Rent Rate) and the Fan
     Booster (13% of Engine Refurbishment Supplemental Rent Rate).

provided, however, if any of the amounts described above is less than zero then the applicable Maintenance
Adjustment shall be equal to zero.

(c)  Engine Life Limited Parts:  with respect to Engine Life-Limited Parts ("Engine LLPs"), upon redelivery of the Aircraft to Lessor (but not after the occurrence of an Event of Loss with respect to the Aircraft or any Engine),  within any Engine, Lessee shall pay to Lessor an amount equal to (i) for each Engine
     Flight Hour (or fraction thereof) operated by that Engine in the aggregate during each calendar month during the Term since new or since the last Engine Refurbishment multiplied by (ii) the Engine LLP
     Supplemental Rent Rate less (iii) Remaining Engine LLP Supplemental Rent (the "Engine LLP Maintenance
     Adjustment").

(d)  APU: with respect to the APU, upon redelivery of the Aircraft to Lessor (but not after the occurrence of an Event of Loss with respect to the Aircraft), Lessee shall pay to Lessor an amount equal to (i) $7 per
     Flight Hour since new or HSI in accordance with the Manufacturer's recommendations less (ii) the
     Remaining APU Supplemental Rent (the "APU Maintenance Adjustment").

(e)  Landing Gear Adjustment: with respect to Landing Gear (per shipset), upon redelivery of the Aircraft to
     Lessor (but not after the occurrence of an Event of Loss with respect to the Aircraft), Lessee shall pay to Lessor an amount equal to (i) $7 per Flight Hour since new or since complete overhaul in accordance with the Manufacturer's recommendations, whichever is less, minus (ii)  the Remaining Landing Gear
     Supplemental Rent (the "Landing Gear Maintenance Adjustment")

For purposes of this section: "Remaining Airframe Supplemental Rent" means the amount equal to the aggregate amount of Airframe 4C Supplemental Rent and the Airframe 8C Supplemental Rent paid under the Lease during the
Term minus the aggregate amount previously paid by Lessor under Section 7.2(a)(i) of the Common Terms
Agreement. "Remaining Engine LLP Supplemental Rent" means the amount equal to the aggregate amount of Engine
LLP Supplemental Rent paid under the Lease during the Term minus the aggregate amount previously paid by
Lessor under Section 7.2(a)(ii) of the Common Terms Agreement. "Remaining Engine Supplemental Rent" means the amount equal to the aggregate amount of Engine Supplemental Rent paid under the Lease during the Term minus the aggregate amount previously paid by Lessor under Section 7.2(a)(iii) of the Common Terms Agreement.
"Remaining APU Supplemental Rent" means the amount equal to the aggregate amount of APU Supplemental Rent paid under the Lease during the Term minus the aggregate amount previously paid by Lessor under Section 7.2(a)(iv)
of the Common Terms Agreement. "Remaining Landing Gear Supplemental Rent" means the amount equal to the aggregate amount of Landing Gear Supplemental Rent paid under the Lease during the Term minus the aggregate amount previously paid by Lessor under Section 7.2(a)(v) of the Common Terms Agreement.

                                                  SCHEDULE B

   INTENTIONALLY DELETED FROM THE VERSION OF THIS DOCUMENT FILED WITH THE FAA AS CONTAINING CONFIDENTIAL AND
                                           PROPRIETARY INFORMATION.